                                                                    EXHIBIT 25.2



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM T-1
                                    --------

                            STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                OF A TRUSTEE PURSUANT TO SECTION 305(B)(2) _____

                       ---------------------------------

                       THE FIRST NATIONAL BANK OF CHICAGO
              (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

  A NATIONAL BANKING ASSOCIATION                       36-0899825
                                                    (I.R.S. EMPLOYER
                                                 IDENTIFICATION NUMBER)

ONE FIRST NATIONAL PLAZA, CHICAGO, ILLINOIS            60670-0126
     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)          (ZIP CODE)

                       THE FIRST NATIONAL BANK OF CHICAGO
                      ONE FIRST NATIONAL PLAZA, SUITE 0286
                         CHICAGO, ILLINOIS   60670-0286
            ATTN:  LYNN A. GOLDSTEIN, LAW DEPARTMENT (312) 732-6919
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                      -----------------------------------

                              ENSERCH CORPORATION
              (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

           TEXAS                                       75-0399066
 (STATE OR OTHER JURISDICTION OF                    (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                  IDENTIFICATION NUMBER)

        ENSERCH CENTER
   300 SOUTH ST. PAUL STREET
        DALLAS, TEXAS                                    75201
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)               (ZIP CODE)


                         SUBORDINATED  DEBT SECURITIES
                        (TITLE OF INDENTURE SECURITIES)

ITEM 1.   GENERAL INFORMATION.  FURNISH THE FOLLOWING
          INFORMATION AS TO THE TRUSTEE:

         (A)  NAME AND ADDRESS OF EACH EXAMINING OR
         SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

         Comptroller of Currency, Washington, D.C.,
         Federal Deposit Insurance Corporation,
         Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

         (B)  WHETHER IT IS AUTHORIZED TO EXERCISE
         CORPORATE TRUST POWERS.

         The trustee is authorized to exercise corporate trust powers.

ITEM 2.  AFFILIATIONS WITH THE OBLIGOR.  IF THE OBLIGOR
         IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH
         SUCH AFFILIATION.

         No such affiliation exists with the trustee.


ITEM 16. LIST OF EXHIBITS.   LIST BELOW ALL EXHIBITS FILED AS A
         PART OF THIS STATEMENT OF ELIGIBILITY.

         1. A copy of the articles of association of the trustee now in effect.*

         2. A copy of the certificates of authority of the trustee to commence business.*

         3. A copy of the authorization of the trustee to exercise corporate trust powers.*

         4.  A copy of the existing by-laws of the trustee.*

         5.  Not Applicable.

         6.  The consent of the trustee required by
             Section 321(b) of the Act.

         7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

         8.  Not Applicable.

         9.  Not Applicable.


     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 15th day of February, 1994.


               THE FIRST NATIONAL BANK OF CHICAGO,
               TRUSTEE,


               By    /S/ STEVEN M. WAGNER
                     VICE PRESIDENT



     *Exhibits 1, 2, 3, and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 12 of the Form T-1 of The First National Bank of Chicago, filed as Exhibit 26(b) to the Registration Statement on Form S-3 of Dow Capital B.V. and The Dow Chemical Company, filed with the Securities and Exchange Commission on June 3, 1991 (Registration No. 33-36314).

                                   EXHIBIT 6



                      THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT


                                                               February 15, 1994



Securities and Exchange Commission,
Washington, D.C.  20549


Gentlemen:

In connection with the qualification of an indenture between ENSERCH Corporation and The First National Bank of Chicago, the undersigned, in accordance with
Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                       Very truly yours,

                                       The First National Bank of Chicago


                                       By  /s/ Steven M. Wagner
                                           Vice President

                                   EXHIBIT 7



A copy of the latest report of conditions of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Legal Title of Bank:     First National Bank of Chicago           Call Date: 9/30/93  ST-BK:  17-1630 FFIEC 031
Address:                 One First National Plaza, Suite 0460                                         Page RC-1
City, State  Zip:        Chicago, IL  60670
FDIC Certificate No.:    0/3/6/1/8


CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR SEPTEMBER 30, 1993

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET


                                                          DOLLAR AMOUNTS IN              C400       {-
                                                                                     ------------  -----
                                                              THOUSANDS        RCFD  BIL MIL THOU
                                                         --------------------  ----  ------------
ASSETS
1.  Cash and balances due from depository institutions
    (from Schedule RCA-A):
    a. Noninterest-bearing balances and
       currency and coin(1)............................                        0081    6,140,040    1.a.
    b. Interest-bearing balances(2)....................                        0071    6,078,671    1.b.
2.  Securities (from Schedule RC-B)....................                        0390      580,723    2
3.  Federal funds sold and securities purchased under
    agreements to resell in domestic offices of the
    bank and its Edge and Agreement subsidiaries, and
    in IBFs:
    a. Federal Funds sold..............................                        0276    3,134,457    3.a.
    b. Securities purchased under agreements
       to resell.......................................                        0277      252,650    3.b.
4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned income
       (from Schedule RC-C)............................  RCFD 2122 13,404,247                       4.a.
    b. LESS: Allowance for loan and lease losses.......  RCFD 3123    343,005                       4.b.
    c. LESS: Allocated transfer risk reserve...........  RCFD 3128       0                          4.c.
    d. Loans and leases, net of unearned income,
       allowance, and reserve (item 4.a minus 4.b
       and 4.c)........................................                        2125    13,061,242   4.d.
5.  Assets held in trading accounts....................                        2146     2,202,246   5.
6.  Premises and fixed assets (including capitalized
    leases)............................................                        2145       500,925   6.
7.  Other real estate owned (from Schedule RC-M).......                        2150       111,329   7.
8.  Investments in unconsolidated subsidiaries and
    associated companies (from Schedule RC-M)..........                        2130        14,491   8.
9.  Customers' liability to this bank on acceptances
    outstanding........................................                        2155       552,637   9.
10. Intangible assets (from Schedule RC-M).............                        2143       155,975  10.
11. Other assets (from Schedule RC-F)..................                        2160     2,847,290  11.
12. Total assets (sum of items 1 through 11)...........                        2170    35,632,676  12.
- ------------------

(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held in trading accounts.

Legal Title of Bank:     First National Bank of Chicago           Call Date: 9/30/93  ST-BK:  17-1630 FFIEC 031
Address:                 One First National Plaza, Suite 0460                                         Page RC-2
City, State  Zip:        Chicago, IL  60670
FDIC Certificate No.:    0/3/6/1/8


SCHEDULE RC-CONTINUED

                                                         DOLLAR AMOUNTS IN
                                                             THOUSANDS                    BIL MIL THOU
                                                         --------------------             ------------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of
       columns A and C from Schedule RC-E, part 1).....                        RCON 2200   14,261,174   13.a.
       (1) Noninterest-bearing(1)......................  RCON 6631  6,124,322                           13.a.(1)
       (2) Interest-bearing............................  RCON 6636  8,136,852                           13.a.(2)
    b. In foreign offices, Edge and Agreement
       subsidiaries, and IBFs (from Schedule RC-E,
       part II)........................................                        RCFN 2200   10,168,389   13.b.
       (1) Noninterest bearing.........................  RCFN 6631  2,339,236                           13.b.(1)
       (2) Interest-bearing............................  RCFN 6636  7,829,153                           13.b.(2)
14. Federal funds purchased and securities sold under
    agreements to repurchase in domestic offices of the
    bank and of its Edge and Agreement subsidiaries,
    and in IBFs:
    a. Federal funds purchased.........................                        RCFD 0278    2,411,666   14.a.
    b. Securities sold under agreements to repurchase..                        RCFD 0279        7,738   14.b.
15. Demand notes issued to the U.S. Treasury...........                        RCON 2840      102,420   15.
16. Other borrowed money...............................                        RCFD 2850    1,871,318   16.
17. Mortgage indebtedness and obligations under
    capitalized leases.................................                        RCFD 2910      267,000   17.
18. Bank's liability on acceptance executed and
    outstanding........................................                        RCFD 2920      552,637   18.
19. Subordinated notes and debentures..................                        RCFD 3200    1,175,000   19.
20. Other liabilities (from Schedule RC-G).............                        RCFD 2930    2,196,402   20.
21. Total liabilities (sum of items 13 through 20).....                        RCFD 2948   33,013,744   21.
22. Limited-Life preferred stock and related surplus...                        RCFD 3282            0   22.
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus......                        RCFD 3838            0   23.
24. Common stock.......................................                        RCFD 3230      200,858   24.
25. Surplus (exclude all surplus related to preferred
    stock).............................................                        RCFD 3839    2,249,790   25.
26. a. Undivided profits and capital reserves..........                        RCFD 3632      169,255   26.a.
    b. LESS: Net unrealized loss on marketable equity
       securities......................................                        RCFD 0297            0   26.b.
27. Cumulative foreign currency translation adjustments                        RCFD 3284         (971)  27.
28. Total equity capital (sum of items 23 through 27)..                        RCFD 3210    2,618,932   28.
29. Total liabilities, limited-life preferred stock,
    and equity capital (sum of items 21, 22, and 28)...                        RCFD 3300   35,632,676   29.

Memorandum
To be reported only with the March Report of Condition.
1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the
     bank by independent external auditors as of any date during 1992.................  RCFA 6724 N/A   M.1.

1 =  Independent audit of the bank     4. =  Directors' examination of the bank
     conducted in accordance with            performed by other external
     generally accepted auditing             auditors (may be required by state
     standards by a certified public         chartering authority)
     accounting firm which submits a
     report on the bank
2 =  Independent audit of the bank's   5  =  Review of the bank's financial
     parent holding company conducted        statements by external auditors
     in accordance with generally
     accepted auditing standards by a  6  =  Compilation of the bank's
     certified public accounting firm        financial statements
     which submits a report on the           by external auditors
     consolidated holding company
     (but not on the bank separately)  7  =  Other audit procedures (excluding
3 =  Directors' examination of the           tax preparation work)
     bank conducted in accordance with
     generally accepted auditing       8 =  No external audit work
     standards by a certified public
     accounting firm (may be required
     by state chartering authority)

- -------------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.